EX-99(a)(1)(D)

NOTICE OF WITHDRAWAL

REGARDING SHARES HELD IN

OWL ROCK CAPITAL CORPORATION II

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED NOVEMBER 21, 2022

THE WITHDRAWAL RIGHTS WILL EXPIRE AT,

AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY

OWL ROCK CAPITAL CORPORATION II BEFORE,

11:59 P.M., EASTERN TIME, ON DECEMBER 23, 2022, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, COURIER, OR PERSONAL DELIVERY TO:

If using UPS, FedEx or Courier:	If using a USPS Service:

Owl Rock Capital Corporation II c/o DST Systems, Inc. as Processing Agent STE 219398 430 W 7th Kansas City, Mo. 64105-1407	Owl Rock Capital Corporation II c/o DST Systems, Inc. as Processing Agent P.O. Box 219398 Kansas City, Mo. 64121-9398

If by email: OwlRock.tender@dstsystems.com

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY OWL ROCK CAPITAL CORPORATION II AT THE ADDRESS ABOVE.

NOTICE OF WITHDRAWAL

PURSUANT TO THE OFFER TO PURCHASE DATED

NOVEMBER 21, 2022

LADIES AND GENTLEMEN,

The undersigned Shareholder of Owl Rock Capital Corporation II (the “Company”) hereby withdraws the tender of his, her, or its Shares of the Company, which the Shareholder submitted by a Letter of Transmittal dated                 , 2022. This tender was in the amount of:                  Shares.

Owl Rock Account Number: _________________

The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

IMPORTANT: The signature of the Shareholder(s) or person(s) authorized to sign on behalf of the Shareholder(s) (an “Authorized Person”) should be exactly as it appeared in the Subscription Agreement. Attach additional copies as necessary.

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):